EXHIBIT 4.10

               AMENDMENT TO THE SHARE SALES AND OPTIONS AGREEMENT
                         AND THE SHAREHOLDERS' AGREEMENT

       ENTERED AND SIGNED IN TEL AVIV ON THE DAY OF THE 21ST OF MAY, 2008

BETWEEN: BENTAL INVESTMENTS COOPERATIVE AGRICULTURAL SOCIETY LTD. Cooperative Society No. 570043372
               Kibbutz Marom Golan
               (Hereinafter: "BENTAL")

                                                                ON THE ONE PART;

AND:           TAT TECHNOLOGIES LTD.
               Public Company No. 520035791
               P.O. Box 80, Gedera 70750
               (Hereinafter: "TAT")

                                                             ON THE SECOND PART;

AND:           TAT INDUSTRIES LTD.
               Private Company No.520032830
               P.O. Box 80, Gedera 70750
               (Hereinafter: "TAT INDUSTRIES")

                                                              ON THE THIRD PART;

(TAT Industries and TAT Technologies will hereinafter be called together: "TAT")

(TAT and Bental will hereinafter be called together: "THE SHAREHOLDERS")

AND:           BENTAL INDUSTRIES LTD.
               Private Company No. 511911760
               Kibbutz  Marom Golan 12436
               (Hereinafter: "THE COMPANY")

                                                             ON THE FOURTH PART;

WHEREAS TAT and Bental engaged in a share sales and options agreement on March 27, 2008 (hereinafter: "SALES AGREEMENT");

AND WHEREAS    the shareholders and the Company engaged in a shareholders'
               agreement on May 21, 2008 (hereinafter: "SHAREHOLDERS'
               AGREEMENT");



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AND WHEREAS    the parties wish to amended the Sales Agreement and Shareholders'
               Agreement according to the said this Agreement below;

NOW THEREFORE IT IS DECLARED, STIPULATED AND AGREED BETWEEN THE PARTIES AS
FOLLOWS:

1. In clause 8.3 of the Shareholders' Agreement, the words "NOT IN PROPORTION TO THEIR HOLDINGS" that appear in the second line of the said clause, will be erased.

2. In clause 9.5.3 of the Company's new Articles of Association (attached to the Sales Agreement as Appendix 13.1.4), the words ""NOT IN PROPORTION TO THEIR HOLDINGS" that appear in the third line of the said clause, will be erased.

3. Subject to the amendments that appear in this Agreement, all the provisions of the Sales Agreement and the Shareholders' Agreement will continue to apply and will fully bind the parties for every issue and matter.

      IN WITNESS THEREOF THE PARTIES HAVE HEREUNTO SIGNED IN THE PLACE AND
                              DATE INDICATED ABOVE:

Signed with stamp:     Signed with stamp:              Signed with stamp:
TAT TECHNOLOGIES LTD.  BENTAL INVESTMENTS              TAT INDUSTRIES LTD.
P.O. BOX 80, GEDERA    COOPERATIVE AGRICULTURAL        P.O. BOX 80, GEDERA 70750
TEL: 08-8595411        SOCIETY LTD.                    TEL: 08-8595411
FAX: 08-8592831        PRIVATE COMPANY: 570043372      FAX: 08-8592831
TAT TECHNOLOGIES LTD.  BENTAL INVESTMENTS COOPERATIVE  TAT INDUSTRIES LTD.
                       AGRICULTURAL SOCIETY LTD.

Signed with stamp:
Bental Industries Ltd.
Bental Industries Ltd.


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